UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 26, 2004

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

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ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

Ask Jeeves renews paid listing supply agreement with Google, Inc.

     On July 26, 2004, Ask Jeeves, Inc. and two of its subsidiaries, Ask Jeeves Europe and Focus Interactive, entered into three definitive agreements with Google, Inc. to extend Ask Jeeves’ relationship with Google until December 31, 2007. Pursuant to these agreements, Google will continue to supply sponsored advertising links to Ask Jeeves’ search and portal brands under revised terms and conditions. Google’s sponsored links product complements Ask Jeeves’ own suite of advertising products, including its proprietary paid listings product and branded ad units.

     Each of the new agreements is scheduled to run through December 31, 2007.

Form S-3 declared effective

     On July 26, 2004, the Securities and Exchange Commission declared effective Ask Jeeves’ shelf registration statement on Form S-3 (SEC file no. 333-116256). The shelf registration will allow (but not require) Ask Jeeves to offer common stock, preferred stock, senior or subordinated notes or certain other securities from time to time in one or more public offerings up to a total offering price of $400 million. The terms of any such offerings will be determined and announced at the time of the offerings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date: July 27, 2004	By:	/s/ Brett M. Robertson Brett M. Robertson General Counsel and Secretary

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